Exhibit 23.2

PARKS, TSCHOPP,
WHITCOMB
& ORR,
P.A.
Certified Public Accountants

The Board of Directors
Access Power, Inc.:

We consent to the use of our reports dated March 13, 2001 in Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Access Power, Inc. for the registration of 309,881,550 shares of its common stock and to the reference to our firm under the heading "Experts" therein.

PARKS, TSCHOPP, WHITCOMB & ORR, P.A. /s/ Parks, Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
November 6, 2001